Exhibit 3.2.1

CONSOLIDATED GOLDFIELDS CORPORATION

AMENDMENT NO. 1 TO

BYLAWS

The amendments to the Bylaws (the “Bylaws”) of Consolidated Goldfields Corporation (the “Corporation”) set forth below were duly adopted by the Board of Directors of the Corporation on January 6, 2014.

Article II, Section 2 of the Bylaws is hereby amended to read in its entirety as follows:

“Section 2.          Special Meetings.

(a)          Calling a Special Meeting. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President, Vice President, Secretary, or by the Board of Directors, or by the holders of not less than one-tenth of all shares entitled to vote at the meeting (the “Eligible Holders”). Except as otherwise set in accordance with Section 35-1-518 of the Montana Business Corporation Act, the record date for any special meeting shall be determined in accordance with Article II, Section 5 below.

(b)          Advance Notice of Shareholder Business. At a special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, such business must be brought: (i) pursuant to the corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by an Eligible Holder who has timely complied in proper written form with the notice procedures set forth in this Section 2(b). In addition, for business to be properly brought before a special meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. Clause (iii) above shall be the exclusive means for a shareholder to bring business before a special meeting of shareholders.

(i)          To comply with clause (iii) of Section 2(b) above, a shareholder’s notice must set forth all information required under this Section 2(b) and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting, or (B) the tenth day following the day on which Public Announcement (as defined below) of the date of such special meeting is first made. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2(b)(i). “Public Announcement” shall mean disclosure made in a press release, in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) if the corporation is subject to the reporting requirements of the Exchange Act, or in a document publicly filed by the corporation with the OTCQX marketplace tier of the OTC Markets Group through www.OTCIQ.com (or any successor thereto) if the corporation is subject to the public disclosure requirements of the OTCQX.

(ii)         To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the special meeting: (A) a brief description of the business intended to be brought before the special meeting and the reasons for conducting such business at the special meeting, (B) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (E) any material interest of the shareholder or a Shareholder Associated Person in such business, and (F) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (A) through (F), a “Special Meeting Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date for the determination of shareholders entitled to notice of the meeting to disclose the information contained in clauses (C) and (D) above as of the record date. A “Shareholder Associated Person” of any shareholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(iii)        Without exception, no business proposed to be brought by a shareholder shall be conducted at any special meeting except in accordance with the provisions set forth in this Section 2(b) and, if applicable, Section 10(b). In addition, business proposed to be brought by a shareholder may not be brought before the special meeting (A) if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Special Meeting Business Solicitation Statement applicable to such business or if the Special Meeting Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or (B) if notice of the meeting and/or solicitation materials described in Section 2(b)(ii)(F) above are to be delivered to the shareholders of record entitled to vote at such meeting by or on behalf of the Eligible Holders calling such meeting, if any of notice or other materials do not comply with the disclosure requirements set forth in Section 2(b)(ii) and this Section 2(b)(iii) or any other requirements applicable to such notice, including but not limited to Article II, Section 4 below. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the special meeting that business was not properly brought before the special meeting and in accordance with the provisions of this Section 2(b), and, if the chairperson should so determine, he or she shall so declare at the special meeting that any such business not properly brought before the special meeting shall not be conducted.”

Article II of the Bylaws is hereby amended by adding new Section 10 to read in its entirety as follows:

“Section 10.         Advance Notice Procedures.

(a)          Advance Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (i) pursuant to the corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 10(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 10(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. Clause (iii) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)          To comply with clause (iii) of Section 10(a) above, a shareholder’s notice must set forth all information required under this Section 10(a) and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting, or (B) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 10(a)(i).

(ii)         To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (A) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (E) any material interest of the shareholder or a Shareholder Associated Person in such business, and (F) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (A) through (F), an “Annual Meeting Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date for the determination of shareholders entitled to notice of the meeting to disclose the information contained in clauses (C) and (D) above as of the record date.

(iii)        Without exception, no business proposed to be brought by a shareholder shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 10(a) and, if applicable, Section 10(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting (A) if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Annual Meeting Business Solicitation Statement applicable to such business or if the Annual Meeting Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or (B) if solicitation materials described in Section 10(a)(ii)(F) above are to be delivered to the shareholders of record entitled to vote at such meeting by or on behalf of a shareholder proposing business to be brought before the annual meeting, if any of such materials do not comply with the disclosure requirements set forth in Section 10(a)(ii) and this Section 10(a)(iii) or any other requirements applicable to such notice. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 10(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)          Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 10(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by a shareholder of the corporation who (A) was a shareholder of record at the time of the giving of the notice required by this Section 10(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (B) has complied with the notice procedures set forth in this Section 10(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(i)          To comply with clause (ii) of Section 10(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 10(b) and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the time periods set forth in Section 10(a)(i) above; provided additionally, however, that in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten days before the last day a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, a shareholder’s notice required by this Section 10(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(ii)         To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(A)	as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all written or unwritten arrangements or understandings between or among any of the shareholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder or relating to the nominee’s potential service on the Board of Directors, (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Montana law with respect to the corporation and its shareholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(B)	as to such shareholder giving notice, (1) the information required to be provided pursuant to clauses (B) through (E) of Section 10(a)(ii) above, and the supplement referenced in the second sentence of Section 10(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (2) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders at least the percentage of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) above, a “Nominee Solicitation Statement”).

(iii)        At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the Secretary of the corporation (A) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (B) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 10(b).

(iv)        Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 10(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. In addition, no proxy solicited by a shareholder for the election or re-election of a director at an annual meeting shall be valid if the proxy statement, form of proxy or other soliciting materials delivered to shareholders of the corporation by or on behalf of the soliciting shareholder contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if such solicitation materials do not comply with the disclosure requirements set forth in Section 10(b)(i), Section (b)(ii) and Section 10(b)(iii). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)          Advance Notice of Director Nominations for Special Meetings.

(i)          For a special meeting of shareholders at which directors are to be elected pursuant to Section 2, nominations of persons for election to the Board of Directors shall be made only (A) by or at the direction of the Board of Directors or (B) by any shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 10(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (2) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Sections 10(b)(ii) and 10(b)(iii) above. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice.

(ii)          Without exception, a person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (x) by or at the direction of the Board of Directors or (y) by a shareholder in accordance with the notice procedures set forth in this Section 10(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. In addition, no proxy solicited by a shareholder for the election or re-election of a director at a special meeting shall be valid if the proxy statement, form of proxy or other soliciting materials delivered to shareholders of the corporation by or on behalf of the soliciting shareholder contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if such solicitation materials do not comply with the disclosure requirements set forth in Section 10(c)(i). The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)          Other Requirements and Rights. In addition to the foregoing provisions of this Section 10, a shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (regardless of whether the corporation is subject to the Exchange Act and the rules and regulations regarding the solicitation proxies thereunder at such time) with respect to the matters set forth in this Section 10, including, with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 10 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement if such omission would be permitted pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.”

Article II of the Bylaws is hereby amended by adding new Section 11 to read in its entirety as follows:

“Section 11.         Conduct of Meetings.

(a)          Generally. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability by a Vice President, or in the absence or disability of all of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)          Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with any such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of shareholders shall have the authority to adjourn or recess any such meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(c)          Inspectors of Elections. In advance of any meeting of shareholders, the corporation shall appoint one (1) or more inspectors of election to act at the meeting and make a written report thereof. One (1) or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of shareholders, the chairman of the meeting shall appoint one (1) or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.”

Article XI of the Bylaws is hereby amended in its entirety to read as follows:

“ARTICLE XI

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. These Bylaws may be adopted, amended or repealed by the shareholders entitled to vote; provided, however, that the affirmative vote of the holders of at least eighty percent (80%) of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the shareholders of the corporation to alter, amend or repeal, or adopt any provision of these Bylaws.”